Exhibit 32.1 – CEO Certification

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the quarterly report of Electronic Systems Technology Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Eller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Eller

Michael Eller

Acting President

(Chief Executive Officer)

Date: August 4, 2015

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report and shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended; and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing..

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant to be furnished to the Securities and Exchange Commission or its staff upon request.